Exhibit 99.1

Customers Bancorp, Inc.
701 Reading Avenue
West Reading, PA 19611
Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Carla Leibold, CFO 484-923-8802

Customers Bancorp Provides Additional Information About BankMobile Divestiture

West Reading, PA – December 21, 2020 – Customers Bancorp, Inc. (NYSE: CUBI), the parent company of Customers Bank and its operating division BankMobile (collectively “Customers”), today announced that it has been informed by Megalith Financial Acquisition Corp. (“Megalith”) that at Megalith's previously announced special meeting of stockholders its stockholders voted in favor of all proposals relating to the proposed business combination between Megalith and BankMobile Technologies, Inc. (“BankMobile”).

As previously announced, Megalith, MFAC Merger Sub Inc. (“Merger Sub”), Customers Bancorp, Customers Bank and BankMobile Technologies, Inc., (“BankMobile”) are parties to an Agreement and Plan of Merger (as amended to date, the “Merger Agreement”) providing for the merger of BankMobile with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly-owned subsidiary of Megalith. It is expected that Megalith, upon the closing of the Merger, will change its name to “BM Technologies, Inc.”

To ensure economic efficiency, the parties currently expect the Merger to close on January 4, 2021, which among other reasons could be beneficial to Customers’ shareholders for tax planning purposes. Closing of the Merger is subject to a number of customary conditions, including the approval of Megalith stockholders that occurred today.

No Offer or Solicitation

This press release is intended to provide information to Customers Bancorp shareholders and is not an offer to sell or the solicitation of an offer to buy any securities pursuant to the Merger or otherwise.

Corporate Overview

Customers Bancorp, Inc. is a bank holding company located in West Reading, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank a full-service bank with $18.8 billion in assets as of September 30, 2020. A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking and lending services to small and medium-sized businesses, professionals, individuals and families. Services and products are available wherever permitted by law through digital-first apps, online portals, and a network of offices and branches. Customers Bancorp, Inc.’s voting common shares are listed on the New York Stock Exchange under the symbol CUBI.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: the adverse impact on the U.S. economy, including the markets in which we operate, of the coronavirus outbreak, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that effect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships; the effects of changes in accounting standards or policies, including Accounting Standards Update ("ASU") 2016-13, Financial Instruments—Credit Losses ("CECL"); and, our ability to divest BankMobile on terms and conditions acceptable to us, in the timeframe we currently intend, and the possible effects on our business and results of operations of a divestiture of BankMobile or if we are unable to divest BankMobile for an extended period of time. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2019, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.